As filed with the Securities and Exchange Commission on June 2, 2022

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BATH & BODY WORKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	31-1029810
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Three Limited Parkway Columbus, Ohio 43230 Telephone: (614) 415-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

BATH & BODY WORKS, INC. ASSOCIATE STOCK PURCHASE PLAN (Full Title of the Plan)

Michael C. Wu

Chief Legal Officer & Corporate Secretary

Bath & Body Works, Inc.

Three Limited Parkway

Columbus, Ohio 43230

Telephone: (614) 415-7000

(Telephone number, including area code, of agent for service)

With a copy to:
Samuel S. Choy Kevin E. Manz King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, NY 10036 (212) 556-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The registrant is filing this registration statement on Form S-8 to register 2,400,000 shares of its common stock which have been reserved for issuance under the Bath & Body Works, Inc. Associate Stock Purchase Plan (the “Plan”). The Plan was adopted by the Board of Directors of the registrant on March 10, 2022, subject to approval by the registrant’s stockholders. At the registrant’s Annual Meeting of Stockholders held on May 12, 2022, its stockholders approved the Plan.

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (this “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item	3. INCORPORATION OF DOCUMENTS BY REFERENCE

Bath & Body Works, Inc. (the “Registrant”) and the Plan hereby incorporate by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a)               The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022 (the “Registrant Annual Report”), filed with the Commission on March 18, 2022;

(b)               The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter April 30, 2022, filed with the Commission on June 2, 2022;

(c)               All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant Annual Report; and

(d)               The description of common stock, par value $0.50 per share, of the Registrant contained in the Registrant’s Form 8 Amendment to its Form 8-A, filed with the Commission on September 1, 1989 pursuant to the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We will provide to you at no cost, upon your written or oral request, copies of any report, proxy statement or other communication distributed by us to our stockholders generally as well as a copy of any or all of the documents incorporated by reference in this Registration Statement (other than exhibits, unless such exhibits are specifically incorporated by reference into such documents) filed pursuant to Section 15(d) of the Exchange Act. Requests for copies and questions about the Plan and its administration should be directed to:

Bath & Body Works, Inc.

Three Limited Parkway

Columbus, Ohio 43230

Attention: Legal Department

(614) 415-6400

Item	4. DESCRIPTION OF SECURITIES

Not applicable.

Item	5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item	6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of the Registrant includes a provision eliminating, to the fullest extent permitted by the DGCL, the liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duties as director.

Section 145(a) of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to any by-law, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

In accordance with Section l45(a) of the DGCL, the Registrant’s Amended and Restated Bylaws provide that every person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or such person’s testator or intestate, is or was serving as a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, shall be indemnified to the fullest extent permitted under the laws of Delaware against all expenses (including attorney’s fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue or matter therein. Expenses incurred by a director or officer in defending such an action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding if such indemnification and/or payment is approved by the vote of the stockholders or of the disinterested directors, or is, in the opinion of independent legal counsel selected by the Board of Directors of the Registrant, to be made on behalf of an indemnitee who acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant.

In addition, the Registrant’s officers and directors are insured under an officers and directors liability insurance policy.

In addition, the Registrant has entered into separate indemnification agreements with certain of its current and former executive officers and directors. These indemnification agreements provide officers and directors with contractual rights to indemnification and advancement and reimbursement of expenses, to the fullest extent permitted under Delaware law, subject to certain exceptions contained in those agreements.

Item	7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item	8. EXHIBITS

Exhibit Number
3.1*	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated May 20, 2020), as amended by the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 3, 2021).

3.2*	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated January 28, 2022).

4.1*	Bath & Body Works, Inc. Associate Stock Purchase Plan, dated as of May 12, 2022 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 13, 2022).

5.1	Opinion of King & Spalding LLP (filed herewith).

15.1	Letter of Awareness from Ernst & Young LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1	Power of Attorney of the Registrant (included on the signature pages of this Registration Statement).

107.1	Filing Fee Table (filed herewith).

*Incorporated herein by reference

Item	9. UNDERTAKINGS

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)               To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

(iii)            To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 2nd day of June, 2022.

BATH & BODY WORKS, INC.
By:	/s/ Wendy C. Arlin
	Name:	Wendy C. Arlin
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sarah E. Nash, Wendy C. Arlin and Michael C. Wu and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Bath & Body Works, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sarah E. Nash	Executive Chair and Interim Chief Executive Officer (principal executive officer)	June 2, 2022
Sarah E. Nash
/s/ Wendy C. Arlin	Executive Vice President and Chief Financial Officer (principal financial and principal accounting officer)	June 2, 2022
Wendy C. Arlin

/s/ Patricia S. Bellinger	Director	June 2, 2022
Patricia S. Bellinger
/s/ Alessandro Bogliolo	Director	June 2, 2022
Alessandro Bogliolo
/s/ Francis A. Hondal	Director	June 2, 2022
Francis A. Hondal
/s/ Danielle M. Lee	Director	June 2, 2022
Danielle M. Lee
/s/ Michael G. Morris	Director	June 2, 2022
Michael G. Morris
/s/ Juan Rajlin	Director	June 2, 2022
Juan Rajlin
/s/ Stephen D. Steinour	Director	June 2, 2022
Stephen D. Steinour
/s/ James K. Symancyk	Director	June 2, 2022
James K. Symancyk